Exhibit 10.1

THIS 7% CONVERTIBLE NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

GROWLIFE, INC.

7% CONVERTIBLE NOTE

Issuance Date:  ___________________, 2013

Original Principal Amount:  $___________________

FOR VALUE RECEIVED, GROWLIFE, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of, or registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

1.    General Terms.

(a)           Payment of Principal. The “Maturity Date” shall be September 30, 2015.

(b)           Interest. Interest on the unpaid Principal shall accrue daily at the rate of seven percent (7%) (the “Interest Rate”) per annum commencing on the Issuance Date and compounding on the Maturity Date; provided that from and after the occurrence and during the continuance of an Event of Default (as defined below) interest shall accrue all of the unpaid Principal hereunder at the lesser of the default rate of twenty-four percent (24%) per annum or the maximum rate permitted under any applicable law (the “Default Rate”).

(c)           Security.  This Note shall not be secured by any collateral or any assets pledged to the Holder.

2.    Events of Default.

(a)           Event of Default.  An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder);

(ii)           A Conversion Failure as defined in Section 3(b)(ii) hereof;

(iii)          The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)          The Company or any subsidiary of the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created;

(v)           The common stock of the Company (“Common Stock”) is suspended or delisted for trading on the Over the Counter Bulletin Board market (the “Primary Market”) and the OTCQB;

(vi)          The Company loses its status as “DTC Eligible”; or

(vii)         The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)           Cure Period.  Upon receiving a written notice of the occurrence of an Event of Default, the Company shall have a grace period of five (5) Business Days to cure such Event of Default.

(c)           Remedies Upon Event of Default.  In addition to any other remedies provided for herein, while an Event of Default occurs and is continuing, the outstanding Principal, plus accrued but unpaid Interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  The “Mandatory Default Amount” is equal to the greater of (i) one hundred twenty percent (120%) of the outstanding Principal (plus all accrued and unpaid Interest, if any) and (ii) the product of (A) the highest closing price for the five (5) days on which the principal Primary Market is open for business (a “Trading Day”) immediately preceding the Holder’s acceleration and (B) a fraction, of which the numerator is the entire outstanding Principal, and of which the denominator is the Conversion Price as of the date such ratio is being determined.  After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at the applicable Default Rate.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 2(c).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.   Conversion of Note.  This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below) subject to the Conversion Minimum (as defined below).  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price (“Conversion Shares”).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i)           “Conversion Amount” means the portion of the Principal and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii)           For the period of time from the date of this note through and including September 30, 2014, “Conversion Price” shall equal the lesser of (A) $0.025 and (B) seventy percent (70%) of the average of the three (3) lowest daily VWAPs occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note, and for the period of time thereafter “Conversion Price” shall equal $0.025.

(iii)           “Conversion Minimum” shall, unless otherwise approved in writing by the Company, constitute any individual conversion of at least an amount equal to $25,000 of the Principal.

(iv)           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Primary Market; (b) if the Common Stock is not then quoted for trading on the Primary Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(b)           Mechanics of Conversion.

(i)           Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company.  On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Company’s transfer agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC, or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144.  If this Note is physically surrendered for conversion and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted.  The individual, corporation, partnership, limited liability company, limited liability partnership, trust, association, organization or other entity (each a “Person”) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.  For the purposes hereof, the term “Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

(ii)           Company’s Failure to Timely Convert. If within three (3) Business Days after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company shall fail to issue and deliver to Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (a “Conversion Failure”), the Principal shall increase by $3,000 per day until the Company issues and delivers a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount.  If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded Conversion Amount returned to the Principal with the rescinded Conversion Shares returned to the Company.

(iii)           DTC Eligibility.  If the Company loses its status as “DTC Eligible” for any reason, the Conversion Price shall thereafter be redefined to mean the lesser of (A) $0.02 and (B) fifty percent (50%) of the lowest trade occurring during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(iv)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c)           Limitations on Conversions.  The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such Interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of Interest.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-five (65) days’ prior notice to the Company.  Other Holders shall be unaffected by any such waiver.

(d)           Other Provisions.

(i)           Share Reservation.    The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of underlying shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least ten million (10,000,000) shares of Common Stock for conversion.

(ii)           Prepayment.  At any time after the twelve (12)-month period immediately following the Issuance Date, the Company shall have the option, upon ten (10) Business Days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (A) the Company shall pay the Holder one hundred fifty percent (150%) of the Principal plus Interest outstanding in repayment hereof, (B) such amount must be paid in cash on the next Business Day following such ten (10) Business Day notice period, and (C) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full.  Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii)          All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(iv)          Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

4.    Adjustments to Conversion Price; Fundamental Transactions.  The Conversion Price and the number and kind of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as set forth in this Section 4.

(a)           Stock Dividends and Splits.  If at any time while this Note is outstanding the Company (i) declares or pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including, without limitation, by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (including, without limitation, in connection with any merger or consolidation), then in each such case the Conversion Price then in effect shall be adjusted by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for such dividend or distribution, and any adjustment made pursuant to clauses (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b)           Pro Rata Distributions.  Subject to Section 4(c) below, if at any time while this Note is outstanding the Company declares or pays any dividend or otherwise distributes any of its assets (including, without limitation, cash, properties, evidences of indebtedness, securities (including any options or other convertible securities but excluding a distribution of Common Stock covered by Section 4(a) above or Purchase Rights covered by Section 4(c) below) or options or rights to acquire any such assets) (in each case, “Distributed Property”) to all holders of Common Stock pro rata (and not to all Holders in their capacity as holders of Notes), whether by way of dividend, return of capital, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, then in each such case the Conversion Price in effect immediately prior to the close of business on the record date for such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the denominator shall be the closing price of Common Stock on the Primary Market on such record date (the “Market Price”), and (ii) the numerator shall be such Market Price minus the value of the Distributed Property on such date applicable to one outstanding share of Common Stock, as determined by the Company’s independent certified public accounting firm that regularly examines the financial statements of the Company.

(c)           Rights Offerings Below Market.  Notwithstanding Section 4(b) above, if at any time while this Note is outstanding the Company grants, issues or sells pro rata to all holders of its outstanding shares of Common Stock, any options, convertible securities or other rights (the “Purchase Rights”) entitling them to directly or indirectly subscribe for or purchase shares of Common Stock at an effective price per share less than the Market Price on the record date of such grant, issuance or sale, then in each such case the Conversion Price in effect immediately prior to the close of business on such record date shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase (including and assuming receipt by the Company in full of all consideration payable upon both issuance and exercise of such Purchase Rights) would purchase at such Market Price, and (ii) the denominator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; provided, that in lieu of receiving such adjustment to the Conversion Price, the Holder shall have the option, upon written notice to the Company within thirty (30) days following its receipt of the notice of such adjustment, to elect to acquire, upon any conversion of this Note and in accordance with the terms applicable to the issuance of such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had converted such portion of this Note being converted (without regard to any limitations on ownership or conversion and regardless of whether this Note was then convertible) immediately prior to such record date.  To the extent that shares of Common Stock have not been delivered pursuant to such Purchase Rights specified in this Section upon the expiration or termination of such Purchase Rights, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustment made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any Purchase Rights entitle the holder thereof to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such Purchase Rights, the value of such consideration (if other than cash) to be determined in good faith by the Company’s Board of Directors.

(d)           Fundamental Transactions.  If at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any conversion of this Note, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash and property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been the record holder of one Conversion Share immediately prior to such Fundamental Transaction (without regard to any limitations or restrictions on conversion or acquisition of Conversion Shares and whether or not this Note was then convertible) (the “Alternate Consideration”), and the Conversion Price shall be appropriately and equitably adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction relative to the then Conversion Price.  The Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  In case of any such Fundamental Transaction, any successor to the Company, acquirer or surviving entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant, obligation, liability and condition under this Note to be performed and observed by the Company, subject to such modifications as may be reasonably deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of the number and kind of Conversion Shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.  Such assumption shall be pursuant to a written agreement in form and substance reasonably satisfactory to the Holder.  At the Holder’s request, any successor to the Company, acquirer or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note from such entity substantially similar in form and substance to this Note and consistent with the foregoing provisions, which new Note shall be reasonably satisfactory to the Holder and include, without limitation, (A) the outstanding Principal and Interest owed to the Holder under this Note, (B) an interest rate equal to the Interest Rate, (C) similar ranking to this Note, and (D) the Holder’s right to convert the new Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor, acquirer or surviving entity to comply with the provisions of this Section and ensuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Notwithstanding anything to the contrary contained herein, if a Fundamental Transaction (X) is an all cash transaction, (Y) constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act (going private transaction), or (Z) otherwise results in the successor, surviving or acquiring entity not being traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, then upon the written request of the Holder, delivered before the sixtieth (60th) day after such Fundamental Transaction, the Company (or any such successor, acquirer or surviving entity) shall redeem this Note from the Holder for a redemption price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of such Fundamental Transaction), equal to the value of this Note as determined using the Black-Scholes Option Pricing Model via Bloomberg.  The provisions of this Section shall similarly apply to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

5.    Reissuance of this Note.

(a)           Assignability.  The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without the Company’s approval.

(b)           Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

6.     Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon receipt, when sent by email; or (d) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (z) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (x), (y) or (z) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

GROWLIFE, INC.
20301 Ventura Blvd., Suite 126
Woodland Hills, CA 91364
Attn:           Sterling C. Scott, CEO
Facsimile:  800-770-9788
Email:  sscott@growlifeinc.com

If to the Holder:

Attn:  ___________________

Facsimile:  ___________________

Email:  ___________________

7.      Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of Los Angeles (the “Los Angeles Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Los Angeles Courts, or such Los Angeles Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

8.      Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.

9.      Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any Interest or other amount deemed Interest due hereunder violates the applicable law governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

10.      Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

11.      Counterparts.  This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other document image format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or other document image format data file signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note, effective as of the Issuance Date.

COMPANY:

GROWLIFE, INC.

By:
Name: Sterling C. Scott
Its: Chief Executive Officer

HOLDER:

By:
Name:
Its:

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 7% Convertible Note (the “Note”) due September 30, 2015 of GrowLife, Inc., a Delaware corporation (the “Company”), into shares of common stock (“Common Stock”) of the Company according to the conditions hereof, as of the date written below.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that (check one):

________                      its ownership of the Common Stock does not exceed the amounts specified under Section 3(c) of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

________                      immediately prior to giving effect to this Notice of Conversion, it owns more than 4.99% of the outstanding shares of Common Stock, as determined in accordance with Section 3(c) of the Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations: Date to Effect Conversion:

Principal to be Converted:

Interest Accrued on Account
of Conversion at Issue:

Number of shares of Common Stock to be issued (not less than $25,000 of the Principal and any accrued but unpaid interest thereon:

Signature:

Name:

Address for Delivery of Common Stock Certificates: